UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ground Floor, Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

On March 15, 2016, OM Asset Management plc (the "Company") held a general meeting (the "Meeting") at the Company's U.K. offices at the Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG. As of February 26, 2016, the record date for the Meeting, the Company had 121,063,817 of its ordinary shares, nominal value $0.001 per share (the “Ordinary Shares”), issued and outstanding and entitled to vote at the Meeting. A total of 115,116,907 Ordinary Shares were represented at the Meeting in person or by proxy, which constituted a quorum for the transaction of business at the Meeting. At the Meeting, the Company’s shareholders considered and acted upon the following proposal:

The Company's shareholders voted to approve the terms and forms of the off-market share purchase contracts produced at the Meeting for use in effecting off-market purchases of Ordinary Shares and authorize the Company to make off-market purchases of Ordinary Shares from the counterparty named in such off-market purchase contracts, up to an aggregate amount of $150 million, pursuant to such contracts, such authority to expire on the fifth anniversary of the date of the Meeting. The table below sets forth the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,527,541	387,974	201,392	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 16, 2016	OM ASSET MANAGEMENT PLC

	By:	/s/ Stephen H. Belgrad
	Name:	Stephen H. Belgrad
	Title:	Executive Vice President and Chief Financial Officer